EXHIBIT 10.1

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

i

	3.6.	Confidentiality of Eligible Shareholders	20

	3.7.	Certain Reporting obligations of Investors	21

	3.8.	Publicity	21

4.	Reserved		21

5.	Reserved		21

6.	Additional Covenants		21

	6.1.	Insurance	21

	6.2.	Reserved	21

	6.3.	Successor Indemnification	21

	6.4.	Reserved	21

7.	Miscellaneous		22

	7.1.	Successors and Assigns	22

	7.2.	Governing Law and Dispute Resolution	22

	7.3.	Counterparts; Facsimile	22

	7.4.	Titles and Subtitles	22

	7.5.	Notices	22

	7.6.	Amendments and Waivers	23

	7.7.	Severability	23

	7.8.	Aggregation of Stock	23

	7.9.	Additional Investors	23

	7.10.	Entire Agreement	24

	7.11.	Delays or Omissions	24

	7.12.	Acknowledgment	24

Schedule A	-	List of Investors Schedule B	-	List of Shareholders

ii

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (“Agreement”) is made as of the 14th day of August, 2014, by and among NeuroDerm Ltd., an Israeli corporation with registration number 51-339457-7 (the “Company”) ,the investors and/or lenders listed under the attached Schedule A (each an “Investor” and collectively the “Investors”), and each of the shareholders of the Company and/or the holders of any securities convertible into shares of the Company (with the exception only of holders of options granted under the Company’s employee share option plan), listed on Schedule B hereto, each of whom is referred to herein as a “Shareholder”.

RECITALS

WHEREAS,                                                                           the Company, the Shareholders and the Investors are parties to the certain Share Purchase and/or Convertible Loan Agreements entered into from time to time since July 2007 and until the date hereof (collectively, the “Purchase Agreement”); and

WHEREAS,                                                                           certain of the Investors and/or the Shareholders are parties to that certain investors’ rights agreement dated July 17, 2007 (the “Prior Agreement”), granting such rights and privileges as described therein; and

WHEREAS                                                                              the Investors, the Company and the Shareholders desire to terminate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement, and to provide the Investors with the rights and privileges as set forth herein;

NOW, THEREFORE, the parties hereby agree as follows:

1.              Definitions.  For purposes of this Agreement:

1.1.                      “Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including without limitation any general partner, officer, director, or manager of such Person and any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2.                      [Reserved]

1.3.                      “Company’s Restated Articles” means the Articles of Association of the Company, in effect on the date hereof, and as shall from time to time be amended in accordance with its terms and any applicable legal requirement.

1.4.                      “Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, including but not limited to, Israeli law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any other applicable securities law.

1.5.                      [Reserved]

1.6.                      “Eligible Shareholder” means any shareholder of the Company holding at least 4% (four percent) of the Company’s outstanding share capital on an as converted basis.

1.7.                      “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.8.                      “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration on Form S-4 or a foreign equivalent thereof or (iii) a registration relating to an SEC Rule 145 transaction;

1.9.                      “Form S-1” means Form S-1 or Form F-1 as may be applicable to the Company under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.10.               Reserved.

1.11.               “Form S-3” means Form S-3 or Form F-3 as may be applicable to the Company under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.12.               “Founders” means Prof. Eliahu Heldman, Dr. Moshe Kushnir and Dr. Haim Shlezinger.

1.13.               “GAAP” means generally accepted accounting principles in Israel, and to the extent required under any applicable law in the United States as well.

1.14.               “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.15.               “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.16.               “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.17.               “IPO” means the Company’s first underwritten public offering of its Ordinary Shares under the Securities Act.

1.18.               “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.18A     “Ordinary Shares” as defined in the Company’s Restated Articles.

1.19.               “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.19A “Preferred Shares” means the series A preferred shares and the series A1 preferred shares of the Company, as well as any other series of preferred shares of the Company issued and/or to be issued in accordance with the provisions of any Purchase Agreement.

1.20.               “Registrable Securities” means (i) the Ordinary Shares issuable or issued upon conversion of the Preferred Shares; (ii) the Ordinary Shares issuable or issued upon conversion of the Ordinary A Shares (iii) the Ordinary Shares issued upon exercise of the Warrants; and (iv) any Ordinary Shares issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i), (ii) and (iii) above; excluding in all cases, however, (x) any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 7.1, (y) any shares for which registration rights have terminated pursuant to Section 2.14 of this Agreement, and (z) any shares after they have been sold in a registered sale pursuant to an effective registration statement under the Securities Act or sold pursuant to Rule 144 thereunder.

1.21.               “Registrable Securities then outstanding” means the number of shares determined by adding the number of outstanding Ordinary Shares that are Registrable Securities and the number of Ordinary Shares issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.22.               “SEC” means the Securities and Exchange Commission.

1.23.               “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.24.               Reserved.

1.25.               “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.26.               “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.27.               “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

1.28.               [Reserved]

1.29.               [Reserved]

1.30.               “Warrants” means any warrants issued and/or to be issued in accordance with the provisions of any Purchase Agreement.

Unless stated otherwise, all capital terms herein shall have the same meaning assigned to them in the Purchase Agreement.

2.              Registration Rights.  The Company covenants and agrees as follows:

2.1.                      Demand Registration.

(a)         Form S-1 Demand.  If at any time after the IPO, the Company receives a request from Holders of fifty percent (50%) of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to such number of the Registrable Securities then outstanding that the anticipated aggregate offering price thereof, net of Selling Expenses, would exceed US$1 million, then the Company shall (i) within twenty (20) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(b)         Form S-3 Demand.  (i) If at any time when it is eligible to use a Form S-3 registration statement or is reasonably expected to be eligible within forty five (45) days thereof, the Company receives a request from Holders of at least fifteen percent (15%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $1 million, then the Company shall (x) within twenty (20) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders and (y) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3. All written requests from any Holder or Holders to effect a registration on Form S-3 pursuant to this Section 2.1(b) shall indicate whether such Holder(s) intend to effect an offering promptly following effectiveness of the registration statement or whether, pursuant to Section 2.4(a), they intend for the registration statement to remain effective so that they may effect the offering on a delayed basis (a “Shelf Request”).

(ii) In the event a Form S-3 is filed pursuant to a Shelf Request, upon a written request from any Holder or Holders that is entitled to sell securities pursuant to such Form S-3 without filing a post-effective amendment that the Company effect an offering with respect to Registrable Shares (a “Takedown”), the Company will, as soon as practicable, (x) deliver a notice relating to the proposed Takedown to all other Holders who are named or are entitled to be named as selling shareholder in such Form S-3 without filing a post-effective amendment thereto and (y) promptly (and in any event not later than twenty (20) days after receiving such request) supplement the prospectus included in the Shelf Registration Statement as would permit or facilitate the sale and distribution of all or such portion of the Initiating Holders’ Registrable Shares as are specified in such request together with the Registrable Shares requested to be included in such Takedown by any other Holders who notify the Company in writing within ten (10) Business Days after receipt of such notice from the Company

(c)          Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore necessary to defer the filing of such registration statement or to suspend the use of any effective registration statement, then the Company shall have the right to defer taking action with respect to such filing or suspend the use of such effective registration statement for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period and for not more than ninety (90) days in the aggregate during such period; and provided further that the Company shall not register any securities for its own account or that of any other shareholder during such ninety (90) day period other than an Excluded Registration.

(d)         The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the date of, an underwritten offering pursuant to a registration statement filed registration pursuant to Section 2.2, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected one registration pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b).  The Company shall not be obligated to effect, or to take any action to effect, any registration or underwritten offering pursuant to Section 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated underwritten offering, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) if the Company has effected two registrations pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request, or (iii) if the Company has completed an underwritten offering pursuant to a registration statement filed pursuant to Section 2.1(b) or 2.2 within ninety (90) days preceding the date of such request.  A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d).

2.2.                      Company Registration.

(a)         Other than in connection with a demand registration under Section 2.1(a) or (b), if at any time the Company, including if the Company qualifies as a well-known seasoned issuer (within the meaning of Rule 405 under the Securities Act) (a “WKSI”), proposes to file (i) a prospectus supplement to an effective shelf registration statement (a “Shelf Registration Statement”), or (ii) a registration statement, other than a Shelf Registration Statement for a delayed or continuous offering pursuant to Rule 415 under the Securities Act, in either case, for the sale of Common Stock for its own account, or for the benefit of the holders of any of its securities other than the Holders, to an underwriter on a firm commitment basis for reoffering to the public or in a “bought deal” or “registered direct offering” with one or more investment banks (collectively, a “Piggy-Back Underwritten Offering”), then as soon as practicable but not less than fifteen (15) days prior to the filing of (a) any preliminary prospectus supplement relating to such Piggy-Back Underwritten Offering pursuant to Rule 424(b) under the Securities Act, (b) any prospectus supplement relating to such Piggy-Back Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (c) such Registration Statement, as the case may be, the Company shall give notice of such proposed Piggy-Back Underwritten Offering to the Holders and such notice (a “Piggyback Notice”) shall offer the Holders the opportunity to include in such Piggy-Back Underwritten Offering such number of Registrable Securities as each such Holder may request in writing. Each such Holder shall then have ten (10) days after receiving such notice to request in writing to the Company inclusion of Registrable Securities in the Piggy-

Back Underwritten Offering.  Upon receipt of any such request for inclusion from a Holder received within the specified time, the Company shall use reasonable best efforts to effect the registration in any Registration Statement of any of the Holders’ Registrable Securities requested to be included on the terms set forth in this Agreement.

(b)         Unless the Company qualifies as a WKSI, (i) the Company shall give each Holder fifteen (15) days’ notice prior to filing a Shelf Registration Statement and, upon the written request of any Holder, received by the Company within ten (10) days of such notice to the Holder, the Company shall include in such Shelf Registration Statement a number of Common Stock equal to the aggregate number of Registrable Securities requested to be included without naming any requesting Holder as a selling shareholder and including only a generic description of the holder of such securities (the “Undesignated Registrable Securities”), (ii) the Company shall not be required to give a Piggyback Notice to any Holder in connection with a filing pursuant to Section 2.2(a) unless such Holder provided such notice to the Company pursuant to this Section 2.2(b) and included Undesignated Registrable Securities in the Shelf Registration Statement related to such filing, and (iii) at the written request of a Holder given to the Company more than seven (7) days before the date specified in writing by the Company as the Company’s good faith estimate of a launch of a Piggy-Back Underwritten Offering (or such shorter period to which the Company in its sole discretion consents), the Company shall use reasonable best efforts to effect the registration of any of the Holders’ Undesignated Registrable Securities so requested to be included and shall file a post-effective amendment or, if available, a prospectus supplement to a Shelf Registration Statement to include such Undesignated Registrable Securities as any Holder may request, provided that (a) the Company is actively employing its reasonable best efforts to effect such Piggy-Back Underwritten Offering; and (b) the Company shall not be required to effect a post-effective amendment more than two (2) times in any twelve (12)-month period.

(c)          The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.  The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3.                      Underwriting Requirements.

(a)         If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice.  The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s

Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting.  Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise(s) the Company and/or the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Company and/or the Initiating Holders (as the case may be) shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, at a rate of 10:15 among the Investor on the one hand and all other Holders participating in such registration (collectively) on the other hand, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder (other than Investor), divided among the other Holders as follows: 8 - Ofakim, 5 — Founders and 2 — remaining other Holders or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(b)         In connection with any Piggyback Underwritten Offering pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.  If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated at a rate of 10:15 among the Investor on the one hand and all other Holders participating in such registration (collectively) on the other hand, and among the selling Holders (other than Investor), in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder (other than Investor) divided among the other Holders as follows: 8 - Ofakim, 5 — Founders and 2 — remaining other Holders or in such other proportions as shall mutually be agreed to by all such selling Holders.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.  Notwithstanding the foregoing, in no event shall (i)

the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, (ii) the number of Registrable Securities included in the offering be reduced below twenty percent (20%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other shareholder’s securities are included in such offering  For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, shareholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)          For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4.                      Obligations of the Company.  Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)         prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Ordinary Shares (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to sixty (60) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)         prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)          furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)         use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to subject itself to taxation, qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)          in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering; Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)           use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)          provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)         promptly make available for inspection by the selling Holders that in its good faith judgment (based on the advice of outside counsel) could reasonably be expected to be deemed to be an underwriter or controlling person of the Company, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith, subject, in each case, to such confidentiality agreements as the Company shall reasonably request;

(i)             notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)            after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.5.                      Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6.                      Expenses of Registration.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to this Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders selected by the majority in interests of the selling Holders in connection with the relevant registration or offering (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b).  All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7.                      Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8.                      Indemnification.  If any Registrable Securities are included in a registration statement under this Section 2:

(a)         To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)         To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder; and provided further that in no event shall any indemnity under this Section 2.8(b) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)          Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.  The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action.  The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement or compromise unless such settlement or compromise (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)         Reserved.

(e)          To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(e), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(f)           Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9.                      Reports Under Exchange Act.  With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)         make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)         use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)          furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10.               Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included or (ii) to demand registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Section 7.9 and provided, further, that this limitation shall not prevent the Company from entering into an agreement with any holder or prospective holder of any securities of the Company related to the filing of a resale shelf registration statement to register shares issued to such holder or prospective holder in an acquisition, if and only if such resale shelf registration statement does not permit underwritten offerings.

2.11.               “Market Stand-off” Agreement.  Each Holder hereby agrees that if required by the managing underwriter, it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO or other underwritten offering pursuant to Section 2.1 or 2.2 and ending on the date specified by the Company and the managing underwriter (such period not to exceed (x) one hundred eighty (180) days in the case of the IPO, or (y) ninety (90) days in the case of any registration other than the IPO, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Ordinary Shares, held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or other securities, in cash, or otherwise.

The foregoing provisions of this Section 2.11 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers, directors, and Holders are subject to the same restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto.  Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

Investor and each Shareholder hereby agree that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities held by such shareholder (and the shares or securities of every other person subject to the restriction contained in this Section 2.11):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AND TO SUCH OTHER LOCK UP PERIODS, RESTRICTIONS AND LIMITATIONS, ALL AS SET FORTH IN AN INVESTORS RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK UP PERIOD AND OTHER

RESTRICTIONS AND LIMITATIONS ARE BINDING ON TRANSFEREES OF THESE SECURITIES.

2.12.               Suspension Periods.  Following the effectiveness of any registration pursuant to this Section 2, the Company may suspend at any time the availability of such registration and the related prospectus upon and continuing until the discontinuation of (i) the issuance by the SEC of a stop order with respect to such registration or the initiation of proceedings with respect to such registration under Section 8(d) or 8(e)e of the Securities Act, (ii) the occurrence of any event or the existence of any fact as a result of which (a) any registration shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) any prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the occurrence or existence of any pending corporate development, including without limitation any such development that may (a) interfere with or affect the negotiation or completion if any transaction or other material event that is being contemplated by the Company (whether or not a final decision has been made to undertake such transaction at the time the right to suspend is exercised) or (b) involve initial or continuing disclosure obligations that might not be in the best interest of the Company or its shareholders, that in the reasonable discretion of the Company, makes it appropriate to suspend the availability of any registration and the related prospectus (each of (i), (ii) and (iii) above is hereinafter referred to as a “Suspension Period”). The Company shall use its reasonable efforts to end any Suspension Period as promptly as practicable under the circumstances and, in the case of subsection (iii) above, as soon as, in the discretion of the Company, such suspension is no longer appropriate. The Company shall be obligated to notify the Holders in writing of the existence of a Suspension Period. Upon receipt of any notice from the Company of a Suspension Period, the Holders shall immediately discontinue any disposition of Registrable Securities until the earlier of (1) the end of the Suspension Period, (2) such time as the Holders (i) are advised in writing by the Company that the use of the applicable prospectus may be resumed and (ii) have received copies of a supplemental or amended prospectus, if applicable, or (3) such time as the Holders are eligible to dispose of such Registrable Securities pursuant to an exemption from the registration requirements of the Securities Act.

2.13.               Registration in Other Jurisdiction.  All rights and obligations set forth in this Section 2 shall apply mutatis mutandis to the issuance of Registrable Securities in jurisdictions other than the United States.

2.14.               Termination of Registration Rights.  The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.2 shall terminate upon the earliest to occur of: (i) the closing of a Deemed Liquidation Event, as such term is defined in the Company’s Restated Articles; or (ii) the date such Holder holds less than five percent (5%) of the Company’s then outstanding Ordinary Shares, provided such shares may be sold pursuant to Rule 144(b)(1) under the Securities Act without limitations on volume.

3.             Information Rights.

3.1.                      Delivery of Financial Statements.  The Company shall deliver to each Eligible Shareholder:

(a)         as soon as practicable, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company, audited annual financial statements prepared in accordance with Israeli GAAP (provided such reports include cash flow statements for such year) and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b)         if requested in writing, as soon as practicable, but in any event within ninety (90) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for the relevant fiscal quarter so requested, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP and approved by the chief executive officer of the Company (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c)          such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as the Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2.                      Inspection.  The Company shall permit the Investors (as long as an Investor shall be considered an Eligible Shareholder), at Investor’s expense, once every three months only, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3.                      Termination of Information.  The covenants set forth in Sections 3.1, 3.2, 3.4 and 3.5 shall terminate and be of no further force or effect (i) immediately upon the consummation of the IPO, or (ii) the closing of a Deemed Liquidation Event, as such term is defined in the Company’s Restated Articles.

3.4.                      Accounting. The Company will maintain and cause each of its Subsidiaries to maintain a system of accounting established and administered in accordance with GAAP consistently applied, and will set aside on its books and cause each of its operating Subsidiaries to set aside on its books all such proper reserves as shall be required by GAAP. For purposes of Sections 3.4 and 3.5, “Subsidiary” means any corporation or entity at least a majority of whose voting securities are at the time owned by the Company, or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

3.5.                      Non-Disclosure, Proprietary Information Assignment and Non-Competition Agreements. The Company will cause each person now or hereafter employed by it or by any Subsidiary (or engaged by the Company or any Subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure, proprietary rights assignment and one (1) year non-competition and non-solicitation agreement, in customary form.

3.6.                      Confidentiality of Eligible Shareholders. All Eligible Shareholders (including Investor) hereby undertake that any information obtained pursuant to Sections 3.1 and 3.2 will not be disclosed or used in any way, directly or indirectly (except as strictly required for maintaining such holders rights as shareholders of the Company) without the prior written consent of the Company; provided that, in connection with periodic reports to their shareholders or partners, the Eligible Shareholders may, without first obtaining such written consent, make general statements, not containing technical or other confidential information (including information relating to future plans of the Company), regarding the nature and progress of the Company’s business; and provided further, that the Eligible Shareholders may provide summary information regarding the Company’s financial information in their reports to their respective shareholders or partners, but may not annex to such reports the full financial information to be provided hereunder by the Company; and provided further, however, that in the event that an Eligible Shareholder is required under applicable law or regulation to annex financial information obtained pursuant to Sections 3.1 or 3.2 to such reports, such Eligible Shareholder, as the case may be, shall exert its reasonable efforts to obtain confidential treatment for such financial information. Eligible Shareholders (including Investor) will indicate, in their reports above referenced, that the information included in such reports regarding the Company, are of a confidential nature.

3.7.                      Certain Reporting Obligations of Investor. Each Investor hereby confirms that presently it is not a shareholder or is otherwise involved in the management of enterprises competing with the Company in the field of drug delivery for Parkinson. Each Investor undertakes to notify the chairman of the Board of Directors in the event that such Investor shall become a shareholder of or is otherwise involved in the management of enterprises competing with the Company (for which purpose engagement in the field of drug delivery for Parkinson shall be deemed such competition).

3.8.                      Publicity. Neither the Investors, the Shareholders nor the Company shall issue any press release or make any public disclosure regarding the transactions contemplated hereby and/or any information regarding the Company, received under the provisions of this Section 3, unless such press release or public disclosure shall be approved by those parties mentioned in such press release or public disclosure at least 48 hours in advance. Notwithstanding the foregoing (including Section 3.6 above), each of the parties hereto may, in documents required to be filed by it with the Securities and Exchange Commission or other regulatory bodies, make such statements as each may be advised by counsel shall be legally necessary, and may make such disclosure as it shall be advised by its counsel is required by law.

4.              (Reserved).

5.              (Reserved).

6.              Additional Covenants.

6.1.                      Insurance.  The Company shall continue to maintain Directors and Officers Errors and Omissions insurance, issued by a financially sound and reputable insurer, in an amount satisfactory to the Board of Directors, initially intended to cover any potential liability with respect to clinical trials conducted by the Company. The Company shall use commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board of Directors determines that such insurance should be discontinued.

6.2.                      [Reserved]

6.3.                      Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Restated Articles, or elsewhere, as the case may be.

[Reserved].

7.              Miscellaneous.

7.1.                      Successors and Assigns. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, beneficiaries and administrators of the parties hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each party to this Agreement; provided, however, that rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that is a Permitted Transferee (as such term is defined under the Company’s Restated Articles, and subject to the provisions of such articles), provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement.

7.2.                      Governing Law and Dispute Resolution.  This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Israel, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the competent courts of the city of Tel Aviv, Israel for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Purchase Agreements, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

7.3                     Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.4.                  Titles and Subtitles.The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5.                  Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business (1) day after deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 7.5.

7.6.                      Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company, the Investors and the holders (other than Investor) of 75% of the Registrable Securities then outstanding (other than such securities held by the Investor); provided that the Company may in its sole discretion waive compliance with Section 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

7.7.                      Severability.  In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

7.8.                      Aggregation of Stock.  For the purposes of determining the number of shares of Registrable Securities held by a Holder, the holdings of each person (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the Holder. For purposes of determining a shareholder’s status as an “Eligible Shareholder”, all shares beneficially owned by a shareholder’s Permitted Transferees (as defined in the Company’s Restated Articles) shall be aggregated together. Without derogating from the forgoing, for the purpose of aggregation of Stock, the holdings of the entities in each of the following groups (and their Affiliates and respective Permitted Transferees, as defined above) shall be deemed aggregate holdings of all entities in each such group: (A) the Founders, (B) Ofakim High-Tech Ventures Ltd., Capital Point and Corporate Financing Holdings GmbH (C) Messrs. Robert Taub and Uwe Wascher.

7.9.                      Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional Ordinary Shares after the date hereof, pursuant to the terms and conditions of the Purchase Agreement, any purchaser of such Ordinary Shares may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder.  No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investors under the terms of the Purchase Agreement, so long as such additional Investors has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

7.10.               Entire Agreement. This Agreement (including the Exhibits hereto), the Restated Articles and the Purchase Agreements constitute the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled. Upon the effectiveness of this Agreement, the Prior Agreement shall terminate and shall be of no further force or effect and shall be superseded and replaced in its entirety by this Agreement.

7.11.               Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such non-breaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.12.               Acknowledgment.  The Company acknowledges that certain of the Investors are in the business of bio-tech and venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company, subject to Investor’s compliance with all confidentiality duties towards the Company under this Agreement and any applicable law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

/s/ Oded Lieberman
NeuroDerm Ltd.

By:	Oded Lieberman

Title:	Chief Executive Officer

Address: 3 Pekeris Street, Rehovot, Israel

This is to confirm that the above was signed before us by a duly authorized signatory on behalf of Neuroderm Ltd.

/s/ Gregory Irgo

Adv.	Gregory Irgo

Date:	August 18, 2014

INVESTORS

SHAREHOLDERS (AND/OR FOUNDERS):

Prof. Elyahu Heldman

Address: Simtat Hamuchtar 8, Rehovot 76516, Israel

Dr. Moshe Kushnir

Address: 5 Jericho St., Ramat-Gan 52356 Israel

Dr. Haim Martin Schlesinger

Address: 11Eisenberg St., Rehovot 76291 Israel

B.G. Negev Technologies and Applications Ltd.

By:

Title:

Address: Address: 1 Henrietta Sold St., POB 653, Beer Sheva, Israel

Capital Point Ltd.

By:
Title:
Address: 1 Azrieli Center, Tel Aviv, Israel

/s/ Shmuel Cabilly
Shmuel Cabilly

Address: 13 Em kol chai, Gedera 70700 Israel

INVESTOR:

/s/ Robert Taub
Robert Taub

Address: 37, avenue des Eglantiers. B-1180 Brussels, Belgium

/s/ Uwe Wascher
Uwe Wascher

Address: Bloemenlei 1, 2950 Kapellen, Belgium

/s/ Dr. Jüergen Hambrecht
Dr. Jüergen Hambrecht

Address: Roemerweg 36, 67434 Neustadt, Germany

/s/ Annette Collins
Magic Investments Limited

By:	Annette Collins
Title:	Director
Address: Tortola, British Virgin Islands

Mr. Ludo Schellens

Address:

Ms. Ria Schellens

Address:

/s/ Nikolaos Sofronis
Nikolaos Sofronis

Address:	52C, Route de Luxembourg
L-7372 Lorentzweiler
Grand-Duchy of Luxembourg

/s/ Milo Caroni
Mr. Milo Caroni

Address:	Via alla Ramogna 4, 6600
Locarno, Switzerland

/s/ Maria Luisa Caroni
Ms. Maria Luisa Caroni

Address:	Via alla Ramogna 4, 6600
Locarno, Switzerland

/s/ Eun-Jin Chung
The Elias Investment Group I. Limited Partnership

By: The Elias Investment Group Inc. (General Partner)
Eun-Jin Chung, President

Address: 711 Columbia Street, New Westminster, B.C. V3M 1B2, Canada

/s/ Christian Dumolin
Koramic Holding NV

By:
Address: Kapel Ter Bede 84
8500 Kortrijk – Belgium

/s/ Hervé de Radiguès
Hervé de Radiguès

Address: chemin du COULOURY 11
B-4800 LAMBERMONT

SCHEDULE A — List of Investors

AUGUST 2014 INVESTORS

Koramic Holding NV

Hervé de Radiguès

The Elias Investment Group I. Limited Partnership

Mr. Milo Caroni & Ms. Maria Luisa Caroni

Schedule B

 List of Shareholders and Holders of Securities Convertible into Shares

Name of Shareholder

FOUNDERS

Prof. Eliahu Heldman

Dr. Moshe Kushnir

Dr. Haim Martin Schlesinger

B.G. Negev Technologies and Applications Ltd.

EMPLOYEES

Amir Reichman

OHV

Ofakim High-Tech Ventures Ltd. (OHV)

COMPLEMENTARY INVESTERS

Dr. Shmuel Cabilly

JULY 2007 INVESTORS

Uwe Wascher

Robert Taub

MAY 2012 INVESTORS

Dr. Jurgen Hambrecht

Magic Investments Ltd.

Capital Point Ltd.

OCTOBER 2013 INVESTORS

Nikolaos Sofronis

Ludo & Ria Schellens